UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2023

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreements

On November 1, 2023 (the “Closing Date”), Aquestive Therapeutics, Inc. (the “Company”) entered into purchase agreements (the “Purchase Agreements”) with the purchasers named therein (the “Purchasers”), in substantially identical forms, pursuant to which the Company agreed to issue and sell the $45 million aggregate principal amount of its 13.5% senior secured notes due 2028 (the “Notes”) to the Purchasers (the “Offering”). The Purchase Agreements include the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Pursuant to the Purchase Agreements, the Purchasers have a right of first offer on any sale of ANAPHYLM™ (epinephrine) sublingual film royalties for a period of 6 months from the date of the first sale of ANAPHYLM™ on a global basis.

The description of the Purchase Agreements contained herein is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

In addition, on the Closing Date, the Company entered into an indenture (the “Indenture”) governing the Notes with U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Notes were sold only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended. Morgan Stanley & Co. LLC served as sole placement agent for the private placement of the Notes.

The Company plans to use the net proceeds from the Notes to redeem all outstanding notes (the “2019 Notes”) issued under that certain indenture, dated as of July 15, 2019 (as amended, supplemented or otherwise modified from time to time, the “2019 Indenture”), by and among the Company, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (in such capacity, the “2019 Trustee”), and collateral agent, to pay fees and expenses in connection with the Offering and the redemption of the 2019 Notes (pursuant to a notice of redemption issued on October 31, 2023 the full notice period for which was waived by the holders of the 2019 Notes), and for general corporate purposes.

Interest on the Notes accrues at a rate of 13.5% per annum and is payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “Payment Date”) commencing on December 30, 2023. On each Payment Date commencing on June 30, 2026, the Company will also pay an installment of principal of the Notes pursuant to a fixed amortization schedule, along with the applicable Exit Fee (as defined below).

The Notes are senior secured obligations of the Company and will be equal in right of payment to all existing and future pari passu indebtedness of the Company, will be senior in right of payment to all existing and future subordinated indebtedness of the Company, will have the benefit of a security interest in the Notes collateral and will be junior in lien priority in respect of any collateral that secures any first priority lien obligations incurred from time to time in accordance with the Indenture. The stated maturity date of the Notes is November 1, 2028.

The Company may redeem the Notes at its option, in whole or in part from time to time, prior to November 1, 2025, at a redemption price equal to 100.00% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, through the redemption date, plus the applicable Exit Fee (as defined below), plus a make-whole premium computed using a discount rate equal to the treasury rate in respect of such redemption date plus 100 basis points. The Company may redeem the Notes at its option, in whole or in part from time to time, on or after November 1, 2025 at a redemption price equal to: from and including November 1, 2025 to and including October 31, 2026, 108.50% of the principal amount of the Notes to be redeemed, and, thereafter, pursuant to a declining fixed redemption price schedule as set forth in the indenture. All prepayments, repayments, payments, accelerations, repurchases or redemptions of the Notes under the Indenture are subject to an exit fee (the “Exit Fee”) of $2 million multiplied by the percentage of the initial principal amount of the Notes as of the Issue Date being prepaid, paid, accelerated, repurchased or redeemed.

The Indenture permits the Company, upon the continuing satisfaction of certain conditions, including that the Company (on a consolidated basis) has at least $100 million of net revenues for the most recently completed twelve calendar month period, to enter into an asset-based borrowing facility not to exceed $10 million (the “ABL Facility”). The ABL Facility may be collateralized only by assets of the Company constituting inventory, accounts receivable, and the proceeds thereof.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Agreement

Also, in connection with the Offering, the Company entered into a collateral agreement, dated as of the Closing Date, with the Collateral Agent, the Trustee and the other grantors from time to time party thereto (the “Collateral Agreement”). Pursuant to the terms of the Collateral Agreement, the Notes are secured by a first priority lien on substantially all of the Company’s assets, in each case, subject to certain prior liens and other exclusions, and a pledge of the equity interests of the Company’s subsidiaries, if any.

The description of the Collateral Agreement contained herein is qualified in its entirety by reference to the Collateral Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Royalty Right Agreements

Also, in connection with the Offering, on the Closing Date, the Company entered into royalty right agreements (the “Royalty Right Agreements”) with the purchasers named therein (the “Royalty Right Purchasers”), in substantially identical forms. Pursuant to the terms of the Royalty Right Agreements, the Company granted to the Royalty Right Purchasers a tiered royalty between 1.0% and 2.0% of annual worldwide net sales of ANAPHYLM™ (epinephrine) sublingual film for a period of eight years from the date of the first sale of ANAPHYLM™ on a global basis. Royalty Right Purchasers will also receive a tiered royalty of 1.0% to 2.0% of LIBERVANT™ (diazepam) buccal film worldwide net sales until the earlier of (1) the date of the first sale of ANAPHYLM™ and (2) eight years from the date of the first sale of LIBERVANT™.

The description of the Royalty Right Agreements contained herein is qualified in its entirety by reference to the form of Royalty Right Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination

On the Closing Date, the Company used a portion of the net proceeds from the Offering to redeem all outstanding 2019 Notes in an aggregate amount of approximately $34 million (the “Redemption Amount”), comprised of the full principal amount, all accrued and unpaid interest and applicable prepayment and end-of-term fees, owed to note holders under the 2019 Notes. Upon receipt of the Redemption Amount, the 2019 Indenture was satisfied and discharged, the 2019 Notes were canceled and the release of the note holders’ security interests in any Company assets or property was authorized.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by this Item 2.03 relating to the Notes and the Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information required by this Item 3.02 relating to the Offering is set forth above under Item 1.01of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On November 2, 2023, the Company issued a press release announcing the Closing of the Offering and the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K should not be construed as a notice of redemption for any of the 2019 Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the Notes redemption. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the Notes redemption will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
4.1
Indenture Dated as of November 1, 2023, among Aquestive Therapeutics, Inc., as Issuer, any Guarantor that becomes party thereto, and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent

10.1	Form of Purchase Agreement
10.2
Collateral Agreement dated as of November 1, 2023 among Aquestive Therapeutics, Inc., as Issuer, the other Grantors from time to time party thereto, U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank Trust Company, National Association, as Collateral Agent*

10.3	Form of Royalty Right Agreement**
99.1	Press Release of the Company issued on November 2, 2023

* Schedules and similar attachments to the agreements referenced in this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon request.

** Certain portions of this exhibit have been redacted because they are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed, in accordance with Regulation S-K Item 601(b)(10) of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2023	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr.

	Name:	A. Ernest Toth, Jr.
	Title:	Chief Financial Officer